Exhibit 99.1

       Pacific Capital Bancorp Reports Fourth Quarter Earnings

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Jan. 29, 2004--Pacific Capital Bancorp (Nasdaq:PCBC):

    Highlights

    -- New deposit products generate 5,000 new accounts, representing $50.8 million in the fourth quarter

    --  Nonperforming loans decrease 30% in 2003

    -- Full year 2004 earnings per share (excluding acquisition) expected to range between $2.39 and $2.51

    -- Acquisition of Pacific Crest Capital, Inc. in March is expected to add $0.10 per share in 2004 (excluding merger-related costs)

    Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $4.9 billion in assets, today announced financial results for the fourth quarter and the full year ended December 31, 2003.
    Net income for the fourth quarter was $12.6 million, or $0.37 per diluted share, a decrease of 13.1% from $14.5 million, or $0.42 per diluted share, for the fourth quarter of 2002. In the fourth quarter of 2002, the Company had recognized a one-time tax benefit in the amount of approximately $972,000, or $0.03 per diluted share, related to certain overpayments of income tax from 1999 to 2002.
    For the full year 2003, Pacific Capital Bancorp's net income was $75.7 million, or $2.19 per diluted share, an increase of 1.1% from $74.9 million, or $2.14 per diluted share, for the full year 2002.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the fourth quarter of 2003 were 12.90% and 1.04%, respectively, compared to 15.39% and 1.38%, respectively, for the fourth quarter of 2002. For the full year 2003, ROE and ROA were 19.44% and 1.63%, respectively, compared to 21.46% and 1.80%, respectively, for 2002.
    "While the low interest rate environment continues to present significant challenges to near-term earnings growth, we are pleased with our efforts in the fourth quarter on a number of fronts that position us for significant growth in the future," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "Economic conditions are strengthening in our markets, and our efforts to capitalize on the growing number of quality lending opportunities resulted in solid growth in our residential real estate and commercial lending portfolios in the fourth quarter. We also introduced a new no-fee checking account that is being well received, and generated more than 5,000 new account openings in the quarter, totaling $50.8 million. Additionally, our Trust Division had a very successful quarter in bringing in new accounts which helped contribute to an increase of 25.4% in total fees over the previous year. The combination of these efforts provides a solid foundation for future quarters."

    Financial Highlights

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's Refund Anticipation Loan (RAL) and Refund Transfer
(RT) programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations, and the Company believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    During the fourth quarter, total interest income was $62.6 million, compared with $61.7 million in the same quarter of 2002. The increase in total interest income is primarily attributable to increased securities holdings, partially offset by lower interest income from loans.
    Total interest expense for the fourth quarter of 2003 was $13.2 million, compared with $14.5 million for the fourth quarter of 2002. The additional interest expense relating to the higher borrowing incurred to support the purchase of securities was more than offset by lower rates paid on deposits.
    Net interest margin for the fourth quarter of 2003 was 4.53%, which compares with 4.49% in the third quarter of 2003. This also compares with a net interest margin of 5.04% in the fourth quarter of 2002. While prepayment rates for residential real estate loans and mortgage-backed securities were lower than the preceding three quarters, they were still high enough to put continued pressure on the Company's net interest margin.
    Noninterest revenue was $13.3 million, a slight increase from $13.1 million in the fourth quarter of 2002. The increase would have been even higher compared to a year ago except for a $1.3 million net decrease in Other Income which was primarily attributable to fewer sales of residential real estate loans, a higher loss rate on CRA qualified investments, and a decrease in equipment rental income.
    Service charges on deposit accounts increased during the fourth quarter of 2003 to $4.0 million, up 9.7% over the fourth quarter of 2002.
    Fees generated by the Company's Trust & Investment Services Division were $3.8 million, an increase of 25.4% from $3.0 million in the fourth quarter of 2002. Due to a combination of net account growth and favorable conditions in the capital markets, assets under management in the Trust & Investment Services Division increased 11.2% during the fourth quarter of 2003.
    Income from other service charges, commissions, and fees for the quarter ended December 31, 2003, was $4.1 million, a slight decrease from $4.2 million recorded in the same period for the previous year.
    The Company's operating efficiency ratio for the fourth quarter of 2003 was 66.19%, compared with 61.68% in the prior quarter and 60.00% in the same period last year. This ratio for fourth quarter 2003 was negatively impacted by increased costs related to Sarbanes-Oxley compliance efforts and workers' compensation insurance, as well as a $1.3 million charge during the quarter for two letters of credit (the same credit relationship discussed in the second quarter 2003 earnings release). One of the letters of credit was drawn in December 2003, and the Company now has 100% coverage of the remaining letter of credit for the estimated loss. For the full year 2003, including the impact of the RAL and RT programs, the Company's operating efficiency ratio was 53.75%, compared with 50.51% in 2002.

    Balance Sheet

    Total loans were $3.18 billion at December 31, 2003, compared to $3.07 billion at September 30, 2003. Total loans increased 5.3% from $3.02 billion at December 31, 2002.
    "Commercial loan demand continues to strengthen, particularly in the small business segment, and we are capitalizing on our efforts to acquire additional small business relationships through our enterprise-wide sales force," said Thomas. "We also had a very strong quarter in our commercial equipment leasing business, as the improving economy is giving more companies the confidence to increase their investment in capital equipment."
    Total deposits were $3.85 billion at December 31, 2003, compared to $3.73 billion at September 30, 2003. Deposits at year-end 2003 represent an increase of 9.6% over $3.52 billion at December 31, 2002.

    Asset Quality and Capital Ratios

    During the fourth quarter of 2003, the Company recorded a provision for credit losses of approximately $2.4 million for loans other than RALs. There was a negative provision of $978,000 related to recoveries of RALs in the quarter.
    For the quarter ended December 31, 2003, the allowance for credit losses was $49.6 million, or 1.56% of total loans, compared to $53.0 million, or 1.73% of total loans, at September 30, 2003. This compares with the industry average of 1.63% of total loans for the Company's peer group. All peer group comparisons are based on data provided as of September 30, 2003.
    Total nonperforming loans decreased $2.1 million, or 4.7%, to $43.2 million at December 31, 2003, from $45.3 million at September 30, 2003. Total nonperforming loans represented 1.36% of total loans at December 31, 2003. This compares with the industry average of 0.99% of total loans for the Company's peer group.
    The Company's ratio of allowance to nonperforming loans was 115% at December 31, 2003, compared to 117% at September 30, 2003, and to the peer group average of 164%.
    "We continue to see a general trend of improving financial condition among our borrowers and continued decreases in our problem loan categories," said Thomas. "During 2003, our total nonperforming loans declined by approximately 30%."
    In the fourth quarter, the Company made significant progress with its largest nonperforming relationship. The Company restructured the loans to this borrower, resulting in the charging-off of $3.4 million that had previously been provided against the loans. The remaining balances will return to accrual status once a sustained pattern of performance has been established.
    Total nonperforming assets at the end of the fourth quarter of 2003 represented 0.89% of total assets, a decrease from 0.96% of total assets at the end of the prior quarter. This compares with the Company's peer group average of 0.68% of total assets.
    Net charge-offs were $4.8 million for the three months ended December 31, 2003, compared with net recoveries of $307,000 for the three months ended September 30, 2003. Exclusive of RAL recoveries, net charge-offs for the three months ended December 31, 2003, were $5.8 million, compared with $1.3 million for the three months ended September 30, 2003. The level of net charge-offs in the fourth quarter of 2003 was significantly above levels for prior quarters due to the restructuring of the large nonperforming relationship discussed above.
    Annualized net charge-offs to total average loans were 0.61% for the three months ended December 31, 2003, compared with negative 0.04% for the three months ended September 30, 2003. Annualized net charge-offs exclusive of RAL recoveries to total average loans both exclusive of RALs were 0.74% for the three months ended December 31, 2003, compared with 0.17% for the three months ended September 30, 2003. This compares with the Company's peer group average of 0.59%. The higher annualized charge-off ratio for the fourth quarter of 2003 is due to the charge-offs related to the restructuring of the large nonperforming relationship mentioned above.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    2004 Outlook

    For the full year 2004, Pacific Capital Bancorp expects fully diluted earnings per share to range between $2.39 and $2.51 (excluding the impact of the Pacific Crest Capital, Inc. (PCCI) acquisition that is expected to close the first week of March 2004).
    The acquisition of Pacific Crest Capital, Inc. is expected to add $0.10 diluted earnings per share in 2004 (excluding merger-related costs), and $0.14 and $0.17 per diluted share in 2005.
    In the first quarter of 2004, the Company expects earnings per share to range between $1.18 and $1.24 (excluding the PCCI acquisition).
    The Company's 2004 guidance assumes two, 25 basis-point increases in prevailing interest rates, one each in August and November 2004. Other assumptions (excluding the acquisition of PCCI) are as follow:

    Loan growth: 7%-9%

    Deposit growth: 7%-9%

    Provision for credit losses (non-RALs): $13 million - $15 million

    Operating efficiency ratio: 50% - 52%

    Net interest margin: 5.22% - 5.32%

    Commenting on the outlook for the current year, Thomas said, "We believe there are a number of factors that bode well for 2004 and beyond: loan demand is increasing, asset quality is improving, the RAL/RT program continues in a strong growth mode, our new deposit products are attracting new retail customers and providing good cross-selling opportunities, and our Trust Division is generating significant account and fee growth.
    "We are also excited about the future addition of PCCI and the continuation of our expansion into Ventura County with our first branch in Simi Valley opening in the first quarter. When the interest rate environment rises from the historical lows we have seen in the past year, we believe PCB is well positioned to generate significant growth for our shareholders."

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time, to discuss its fourth quarter 2003 and full year 2003 results. To access a live webcast of the conference call, log on at the Company's web site at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, and San Benito Bank. Pacific Capital Bank, N.A. is a 41-branch community bank network serving customers in six Central Coast counties, from Morgan Hill in the north to Westlake Village/Thousand Oaks in the south.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation, and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund programs, and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally, or in the state of California; (4) the occurrence of future terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the business in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or excluding asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally; namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin, and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on an FTE basis provide a useful picture of net interest income, net interest margin, and operating efficiency for comparative purposes. Net interest income and net interest margin on an FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on an FTE basis.


PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
In thousands (except per share earnings):

                                      For the            For the
                                    Three-Month       Twelve-Month
                                   Periods Ended      Periods Ended
                                      Dec. 31,          Dec. 31,
                                   2003     2002     2003      2002
Interest income from:
  Loans                          $48,668  $50,917  $226,413  $222,754
  Securities                      13,783   10,422    44,713    42,596
  Federal funds sold and resell
   agreements                         94      391     1,050     1,346
  Commercial paper                    13        -        13        50
      Total interest income       62,558   61,730   272,189   266,746
Interest expense on:
  Deposits                         8,385   10,600    36,161    46,904
  Federal funds purchased and
   repurchase agreements             126      100       743     1,184
  Other borrowed funds             4,672    3,800    17,029    14,711
      Total interest expense      13,183   14,500    53,933    62,799
Net interest income               49,375   47,230   218,256   203,947
Provision for credit losses --
 RALs                               (978)    (625)    8,530     2,105
Provision for credit losses --
 non-RAL                           2,359    3,072     9,756    17,622
  Net interest income after
   provision for credit losses    47,994   44,783   199,970   184,220
Noninterest revenue:
  Service charges on deposits      3,996    3,642    15,464    14,138
  Trust fees                       3,818    3,045    14,399    13,273
  Refund transfer fees                78       63    19,841    16,645
  Other service charges,
   commissions and fees, net       4,109    4,181    17,654    13,456
  Net gain on sale of RALs             -        -     8,031    10,170
  Net gain on securities
   transactions                      426        -     2,018       684
  Other income                       823    2,171     4,338     5,418
    Total noninterest revenue     13,250   13,102    81,745    73,784
Operating expense:
  Salaries and benefits           20,444   17,539    83,902    74,420
  Net occupancy expense            3,777    3,432    14,744    13,782
  Equipment expense                2,346    2,252     9,156     8,233
  Other expense                   15,691   13,929    55,900    46,853
       Total operating expense    42,258   37,152   163,702   143,288
Income before income taxes        18,986   20,733   118,013   114,716
Income taxes                       6,389    6,244    42,342    39,865
    Net income                   $12,597  $14,489    75,671    74,851

Earnings per share - basic       $  0.37  $  0.42  $   2.21  $   2.15
Earnings per share - diluted     $  0.37  $  0.42  $   2.19  $   2.14

Average shares for basic
 earnings per share               33,947   34,665    34,234    34,795
Average shares for diluted
 earning per share                34,253   34,902    34,562    34,990
Taxable equivalent adjustment    $ 1,643  $ 1,589     6,579     6,654

Net interest margin (tax-
 equivalent)                        4.53%    5.04%     5.20%     5.47%

Operating efficiency ratio         66.19%   60.00%    53.75%    50.51%

Return on average equity           12.90%   15.39%    19.44%    21.46%
Return on average assets            1.04%    1.38%     1.63%     1.80%

Charge-offs -- RAL               $     -  $     -  $ 13,712  $  6,615
Charge-offs -- non-RAL           $ 7,339  $ 6,246  $ 20,589  $ 18,188
Charge-offs -- total             $ 7,339  $ 6,246  $ 34,301  $ 24,803

Recoveries -- RAL                $   978  $   625  $  5,182  $  4,510
Recoveries -- non-RAL            $ 1,539  $ 1,654  $  6,562  $  5,515
Recoveries -- total              $ 2,517  $ 2,279  $ 11,744  $ 10,025

Net charge-offs -- RAL           $  (978) $  (625) $  8,530  $  2,105
Net charge-offs -- non-RAL       $ 5,800  $ 4,592  $ 14,027  $ 12,673
Net charge-offs -- total         $ 4,822  $ 3,967  $ 22,557  $ 14,778

Annualized net charge-offs to
 average loans -- incl RAL          0.61%    0.54%     0.72%     0.50%
Annualized net charge-offs to
 average loans -- non-RAL           0.74%    0.62%     0.46%     0.44%


EOP Balance Sheet
(in thousands)                                    As of       As of
                                                 12/31/03    12/31/02
ASSETS:
Earning Assets:
Federal funds sold & repos                         33,010           -
   Total money market investments                  33,010           -
 Taxable securities(1)                          1,126,117     703,474
 Tax-exempt securities(1)                         191,845     165,801
  Total securities(1)                           1,317,962     869,275
 Commercial loans                                 683,541     521,610
 Consumer loans (inc. home equity)                434,708     404,744
 Tax refund loans                                       -           -
 Leasing                                          149,641     138,927
 Commercial real estate loans                   1,103,957   1,239,109
 Residential real estate loans                    809,032     715,430
    Total loans                                 3,180,879   3,019,820
       Total earning assets                     4,531,851   3,889,095
Nonearning assets (inc. credit loss allow)        327,779     330,118
         TOTAL                                 $4,859,630  $4,219,213

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest-bearing transaction
  accounts                                     $1,633,177  $1,495,520
Time certificates of deposit                    1,297,434   1,196,674
Total interest-bearing deposits                 2,930,611   2,692,194
Repos & FF purchased                               58,339      29,723
Other borrowings                                  499,548     264,969
  Total interest-bearing liabilities            3,488,498   2,986,886
Demand deposits                                   924,106     823,883
Other liabilities                                  47,978      37,369
Total liabilities                               4,460,582   3,848,138
Shareholders' equity                              399,048     371,075
         TOTAL                                 $4,859,630  $4,219,213


Actual shares outstanding at end of period         33,963      34,550

Book value per share                           $    11.75  $    10.74
Tangible book value per share                       10.78        9.75

Nonperforming assets:
  Loans past due 90 days or more and still
   accruing                                    $      763  $    1,709
  Nonaccrual loans                                 42,412      59,818
  Total nonperforming loans                        43,175      61,527
  Other real estate owned and other foreclosed
   assets                                              --         438
Total nonperforming assets                     $   43,175  $   61,965

Nonperforming loans as a percentage of total
 loans (excl RAL)                                    1.36%       2.04%

Nonperforming assets as a percentage of total
 assets (excl RAL)                                   0.89%       1.47%

Allowance for non-RAL credit losses as a
 percentage of nonperforming loans                    115%         87%

Allowance for non-RAL credit losses as a
 percentage of total loans                           1.56%       1.78%

(1) Includes SFAS 115 adjustment for investment securities.


                                               For the Twelve-Month
                                               Periods Ended Dec. 31,
Selected average balances:                        2003        2002

 Loans -- non-RAL                              $3,029,669  $2,874,091
 Loans -- RALs                                 $  121,659  $   67,991
 Securities -- taxable(1)                      $  912,624  $  658,765
 Securities -- tax exempt(1)                   $  175,470  $  168,214
 Short-term funds                              $   87,474  $   79,649
 Earning assets(1)                             $4,326,896  $3,848,710
 Total Assets                                  $4,645,654  $4,151,688
 Noninterest deposits                          $  909,915  $  810,008
 Interest-bearing deposits                     $2,831,358  $2,619,695
 Other borrowings and LTD                      $  436,294  $  324,649
 Equity                                        $  389,269  $  348,784

(1) Exclusive of SFAS 115 adjustment for investment securities.


Average balances for the last five quarters:
(in thousands)
                                     Average     Average     Average
                                       4Q03        3Q03        2Q03
ASSETS:
Earning Assets:
 Commercial paper                  $    4,399  $        -  $        -
 Federal funds sold & repos            44,393      38,071     129,482
   Total money market
    investments                        48,792      38,071     129,482
 Taxable securities(1)              1,103,982   1,040,604     820,239
 Tax-exempt securities(1)             188,866     179,164     167,413
  Total securities(1)               1,292,848   1,219,768     987,652
 Commercial loans                     674,891     661,431     659,536
 Consumer loans (inc. home equity)    415,399     401,159     395,004
 Tax refund loans                           -           -      25,280
 Leasing                              143,702     138,142     138,954
 Commercial real estate loans       1,091,512   1,093,888   1,095,856
 Residential real estate loans        797,491     737,147     700,333
    Total loans                     3,122,995   3,031,767   3,014,963
       Total earning assets         4,464,635   4,289,606   4,132,097
Nonearning assets (inc. credit
 loss allow)                          310,677     312,535     284,589
       TOTAL(1)                     4,775,312   4,602,141   4,416,686
SFAS 115 Adj. on Investment
 Securities                            17,140      30,410      25,951
TOTAL ASSETS                       $4,792,452  $4,632,551  $4,442,637

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest-bearing
  transaction accounts             $1,657,209  $1,643,539  $1,558,179
Time certificates of deposit        1,275,454   1,202,982   1,222,126
Total interest-bearing deposits     2,932,663   2,846,521   2,780,305
Repos & FF purchased                   56,786      41,013      32,821
Other borrowings                      464,923     424,231     325,573
  Total interest-bearing
   liabilities                      3,454,372   3,311,765   3,138,699
Demand deposits                       896,961     873,355     832,896
Other liabilities                      53,728      51,805      73,423
Total liabilities                   4,405,061   4,236,925   4,045,018
Shareholders' equity                  387,391     395,626     397,619
       TOTAL                       $4,792,452  $4,632,551  $4,442,637


                                                 Average     Average
                                                   1Q03        4Q02
ASSETS:
Earning Assets:
 Commercial paper                              $        -  $        -
 Federal funds sold & repos                       135,040      97,367
   Total money market investments                 135,040      97,367
 Taxable securities(1)                            679,599     649,825
 Tax-exempt securities(1)                         166,145     165,459
  Total securities(1)                             845,744     815,284
 Commercial loans                                 621,287     599,044
 Consumer loans (inc. home equity)                393,690     383,702
 Tax refund loans                                 467,839           -
 Leasing                                          138,247     138,658
 Commercial real estate loans                   1,115,126   1,102,252
 Residential real estate loans                    704,202     707,877
    Total loans                                 3,440,391   2,931,533
       Total earning assets                     4,421,175   3,844,184
Nonearning assets (inc. credit loss allow)        282,658     284,379
       TOTAL(1)                                 4,703,833   4,128,563
SFAS 115 Adj. on Investment Securities             19,140      32,859
TOTAL ASSETS                                   $4,722,973  $4,161,422

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest-bearing transaction
  accounts                                     $1,502,976  $1,466,512
Time certificates of deposit                    1,260,951   1,198,352
Total interest-bearing deposits                 2,763,927   2,664,864
Repos & FF purchased                              138,560      36,025
Other borrowings                                  259,590     259,475
  Total interest-bearing liabilities            3,162,077   2,960,364
Demand deposits                                 1,047,143     783,007
Other liabilities                                 137,500      44,574
Total liabilities                               4,346,720   3,787,945
Shareholders' equity                              376,253     373,477
       TOTAL                                   $4,722,973  $4,161,422

(1) Exclusive of SFAS 115 adjustment for investment securities.


Net Interest Income
  for the last 5 quarters
  (tax equivalent basis)    4Q03     3Q03     2Q03     1Q03     4Q02

Interest Income:
  Commercial loans        $ 9,169  $ 8,696  $ 9,418  $ 7,842  $ 8,501
  Consumer loans (inc.
   home equity)             8,121    7,030    7,127    7,759    7,852
  Tax refund loans             19       46    1,844   29,803       19
  Leasing loans             3,513    3,422    3,437    3,431    3,453
  Commercial real estate
   loans                   16,825   18,017   17,733   19,182   19,837
  Residential real estate
    loans                  11,112   11,041   10,936   11,554   11,913
     Total loan income     48,759   48,252   50,495   79,571   51,575
  Taxable securities       11,061    9,133    7,264    7,018    7,968
  Tax-exempt securities     4,274    4,118    3,893    3,866    3,385
   Total securities
    income                 15,335   13,251   11,157   10,884   11,353
   Total money market
    income                    107      104      402      450      391
    Total interest income  64,201   61,607   62,054   90,905   63,319

Interest expense:
  Interest-bearing deposits:
    Interest-bearing
     demand dep             2,325    2,434    2,793    2,747    3,042
    Time deposits           6,060    6,056    6,589    7,157    7,558
      Total interest-
       bearing deposits     8,385    8,490    9,382    9,904   10,600
  Repos & Fed funds
   purchased                  126       75       71      471      100
  Other borrowings          4,672    4,473    4,029    3,855    3,800
    Total other interest    4,798    4,548    4,100    4,326    3,900
      Total interest
       expense             13,183   13,038   13,482   14,230   14,500

Tax equivalent net
 interest income           51,018   48,569   48,572   76,675   48,819
Tax equivalent adjustment  (1,643)  (1,656)  (1,622)  (1,657)  (1,589)
Reported net interest
 income                   $49,375  $46,913  $46,950  $75,018  $47,230


                                        For the          For the
                                      Three-Month      Twelve-Month
                                     Periods Ended    Periods Ended
                                      December 31,     December 31,
RAL Income Statement                  2003    2002     2003     2002

Interest income                      $   19  $  639  $31,984  $19,846
Interest expense                         21      22      814    1,604
Net interest income                      (2)    617   31,170   18,242
Provision -- RAL                       (978)   (625)   8,530    2,105
RT fees                                  77      63   19,841   16,645
Gain on sale of loans                     -       -    8,031   10,170
Other service charges, commissions
 and fees, net                          511     840    4,263    2,184
Total noninterest income                586     903   32,133   28,999
Noninterest expense                   2,499   1,745   13,473   11,143
Income before income taxes             (937)    400   41,300   33,993
Income taxes                           (394)    168   17,367   14,294
Net income                             (543)    232   23,933   19,699


Loan Categories
                                                  As of       As of
                                                12/31/03    12/31/02
Real estate:
   Residential                                 $  799,793  $  691,160
   Non-residential                                853,981     816,974
   Construction                                   249,976     289,017
Commercial loans                                  682,498     653,655
Home equity loans                                 138,422     116,704
Consumer loans                                    296,286     288,040
Leases                                            148,504     134,104
Municipal tax-exempt obligations                   11,419      30,166
Total loans                                     3,180,879   3,019,820
Allowance for credit losses                        49,550      53,821
Net loans                                      $3,131,329  $2,965,999


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN EXCLUSIVE
 OF RALs
                                            Three Months Ended
                                             December 31, 2003

                                                            Excluding
(dollars in thousands)              Consolidated   RAL/RT     RAL/RT

Average consumer loans                $  415,399  $     -  $  415,399
Average loans                          3,122,995        -   3,122,995
Average total assets                   4,792,452   43,861   4,748,591
Average earning assets                 4,464,635        -   4,464,635
Average certificates of deposit        2,932,663    2,000   2,930,663
Average interest bearing liabilities   3,454,372    2,000   3,452,372
Consumer loans interest income             8,140       19       8,121
Loan interest income                      48,668       19      48,649
Interest income                           62,558       19      62,539
Interest expense                          13,183       21      13,162


                                            Three Months Ended
                                             December 31, 2002

                                                            Excluding
                                    Consolidated   RAL/RT     RAL/RT

Average consumer loans               $   383,702  $     -  $  383,702
Average loans                          2,931,533        -   2,931,533
Average total assets                   4,161,422   38,452   4,122,970
Average earning assets                 3,844,184        -   3,844,184
Average certificates of deposit        2,664,864    2,000   2,662,864
Average interest bearing liabilities   2,960,364    2,000   2,958,364
Consumer loans interest income             7,871      639       7,232
Loan interest income                      50,917      639      50,278
Interest income                           61,730      639      61,091
Interest expense                          14,500       22      14,478


                                            Three Months Ended
                                            September 30, 2003

                                                            Excluding
                                    Consolidated   RAL/RT     RAL/RT

Average consumer loans                $  401,159  $     -  $  401,159
Average loans                          3,031,767       (4)  3,031,771
Average total assets                   4,632,551   59,940   4,572,611
Average earning assets                 4,289,606       (4)  4,289,610
Average certificates of deposit        2,846,521    2,000   2,844,521
Average interest bearing liabilities   3,311,765    2,000   3,309,765
Consumer loans interest income             7,076       46       7,030
Loan interest income                      48,128       46      48,082
Interest income                           59,951       46      59,905
Interest expense                          13,038       21      13,017


                                            Twelve Months Ended
                                             December 31, 2003

                                                            Excluding
                                   Consolidated   RAL/RT      RAL/RT

Average consumer loans               $  523,033  $121,659  $  401,374
Average loans                         3,151,328   121,659   3,029,669
Average total assets                  4,645,654   139,794   4,505,860
Average earning assets                4,326,896   121,659   4,205,237
Average certificates of deposit       2,831,358    11,604   2,819,754
Average interest bearing liabilities  3,267,652    11,604   3,256,048
Consumer loans interest income           61,749    31,712      30,037
Loan interest income                    226,413    31,712     194,701
Interest income                         272,189    31,984     240,205
Interest expense                         53,933       814      53,119


                                           Twelve Months Ended
                                            December 31, 2002

                                                            Excluding
                                   Consolidated   RAL/RT      RAL/RT

Average consumer loans               $  410,595  $ 65,827  $  344,768
Average loans                         2,942,082    67,991   2,874,091
Average total assets                  4,151,688   176,143   3,975,545
Average earning assets                3,848,710    67,991   3,780,719
Average certificates of deposit       2,619,695    54,187   2,565,508
Average interest bearing liabilities  2,944,344    54,187   2,890,157
Consumer loans interest income           46,371    19,846      26,525
Loan interest income                    222,754    19,846     202,908
Interest income                         266,746    19,846     246,900
Interest expense                         62,799     1,604      61,195


RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                            Three Months Ended
                                             December 31, 2003

                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT     RAL/RT

Noninterest revenue                  $13,250      $  586      $12,664
Operating expense                     42,258       2,499       39,759
Provision for credit losses            1,381        (978)       2,359
Provision for income tax               6,389        (394)       6,783
Net income                            12,597        (543)      13,140


                                            Three Months Ended
                                            December 31, 2002

                                                            Excluding
                                   Consolidated    RAL/RT     RAL/RT

Noninterest revenue                  $13,102      $  903      $12,199
Operating expense                     37,152       1,745       35,407
Provision for credit losses            2,447        (625)       3,072
Provision for income tax               6,244         168        6,076
Net income                            14,489         232       14,257


                                             Three Months Ended
                                             September 30, 2003

                                                            Excluding
                                   Consolidated    RAL/RT     RAL/RT

Noninterest revenue                  $14,066     $ 1,390      $12,676
Operating expense                     38,058       1,442       36,616
Provision for credit losses            2,653      (1,635)       4,288
Provision for income tax               7,011         676        6,335
Net income                            13,257         932       12,325


                                             Twelve Months Ended
                                              December 31, 2003

                                                            Excluding
                                   Consolidated    RAL/RT     RAL/RT

Noninterest revenue                  $ 81,745     $32,133    $ 49,612
Operating expense                     163,702      13,473     150,229
Provision for credit losses            18,286       8,530       9,756
Provision for income tax               42,342      17,367      24,975
Net income                             75,671      23,933      51,738


                                             Twelve Months Ended
                                              December 31, 2002

                                                            Excluding
                                   Consolidated    RAL/RT     RAL/RT

Noninterest revenue                  $ 73,784     $28,999    $ 44,785
Operating expense                     143,288      11,143     132,145
Provision for credit losses            19,727       2,105      17,622
Provision for income tax               39,865      14,294      25,571
Net income                             74,851      19,699      55,152


RATIOS INCLUDING AND EXCLUDING RAL/RT

                           Three Months Ended     Three Months Ended
                            December 31, 2003      December 31, 2002

                                      Excluding              Excluding
                         Consolidated    RALs   Consolidated    RALs

Return on average assets     1.04%       1.10%      1.38%       1.37%
Return on average equity    12.90%      13.46%     15.39%      15.15%
Operating efficiency        66.19%      62.85%     60.00%      58.62%
Net interest margin          4.53%       4.53%      5.04%       4.97%


                            Twelve Months Ended   Twelve Months Ended
                             December 30, 2003     December 31, 2002

                                      Excluding              Excluding
                         Consolidated    RALs   Consolidated    RALs

Return on average assets     1.63%       1.15%      1.80%       1.39%
Return on average equity    19.44%      13.29%     21.46%      15.81%
Operating efficiency        53.75%      62.27%     50.51%      55.88%
Net interest margin          5.20%       4.61%      5.47%       5.09%


                                                  Three Months Ended
                                                  September 30, 2003

                                                             Excluding
                                               Consolidated     RALs

Operating efficiency                              61.68%       60.73%
Net interest margin                                4.49%        4.49%

    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com